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                                                                    Exhibit 99.A

                     [LETTERHEAD OF KPMG PEAT MARWICK LLP]


CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Golden State Bancorp Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-28037) on Form S-3 of Golden State Bancorp Inc. and the registration statement (No. 333-31713) on Form S-8 of Golden State Bancorp Inc. of our report dated July 23, 1997, except for Note 24 of notes to the consolidated financial statements of Glendale Federal Bank, Federal Savings Bank and subsidiaries as of June 30, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended June 30, 1997, which report appears in the Form 8-K of Golden State Bancorp Inc. dated September 30, 1997.


                                                       /s/ KPMG Peat Marwick LLP

Los Angeles, California
September 30, 1997